Exhibit 99.1

FOR IMMEDIATE RELEASE
July 20, 2026

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS

Bethesda, MD - July 20, 2026 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended June 30, 2026.

SECOND QUARTER 2026 FINANCIAL HIGHLIGHTS
•$0.52 comprehensive income per common share, comprised of:
◦$0.52 net income per common share
◦$(0.01) other comprehensive loss (“OCI”) per common share on investments marked-to-market through OCI
•$0.40 net spread and dollar roll income per common share1
◦Excludes less than $(0.01) per common share of estimated “catch-up” premium amortization cost due to change in projected constant prepayment rate (“CPR”) estimates
•$8.58 tangible net book value per common share as of June 30, 2026
◦Increased $0.20 per common share, or 2.4%, from $8.38 per common share as of March 31, 2026
•$0.36 dividends declared per common share for the second quarter
•6.7% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $0.20 increase in tangible net book value per common share
OTHER SECOND QUARTER HIGHLIGHTS
•$97.2 billion investment portfolio as of June 30, 2026, comprised of:
◦$86.8 billion Agency mortgage-backed securities (“Agency MBS”)
◦$9.7 billion net forward purchases/(sales) of Agency MBS in the “to-be-announced” market (“TBA securities”)
◦$0.7 billion credit risk transfer (“CRT”) and non-Agency securities and other mortgage credit investments

AGNC Investment Corp.
July 20, 2026

•7.4x tangible net book value “at risk” leverage as of June 30, 2026
◦7.4x average tangible net book value “at risk” leverage for the quarter
•Unencumbered cash and Agency MBS totaled $7.5 billion as of June 30, 2026
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 62% of the Company’s tangible equity as of June 30, 2026
•8.6% average projected portfolio life CPR as of June 30, 2026
◦13.0% actual portfolio CPR for the quarter
•2.00% annualized net interest spread for the quarter2
•Issued 16.2 million shares of common equity through At-the-Market (“ATM”) Offerings for net proceeds of $167 million
___________
1.Represents a non-GAAP measure. Please refer to the Reconciliation of GAAP Comprehensive Income (Loss) to Net Spread and Dollar Roll Income and Use of Non-GAAP Financial Information included in this release for additional information.
2.Please refer to Net Interest Spread Components by Funding Source included in this release for additional information regarding the Company’s annualized net interest spread.

MANAGEMENT REMARKS
“The investment environment in the second quarter continued to be challenging, as escalating rhetoric and hostilities between the United States and Iran largely dictated financial market performance,” said Peter Federico, the Company’s President, Chief Executive Officer and Chief Investment Officer. “Elevated energy prices and supply chain disruptions were the dominant macroeconomic concerns, particularly in April and May when maritime traffic through the Strait of Hormuz was severely constrained. These concerns caused Treasury yields to increase, the yield curve to flatten, and the market’s monetary policy expectations to pivot from rate cuts to rate hikes.
“Despite the volatile macroeconomic backdrop, AGNC delivered a strong economic return of 6.7% for the second quarter. Elevated mortgage rates caused a reduction in projected Agency MBS supply, while demand remained strong, creating a positive technical backdrop that supported Agency MBS performance and drove spreads to benchmark rates tighter. Although mortgage spreads have declined from recent peak levels, they remain elevated by historical standards. Agency MBS also offer compelling value relative to other fixed income alternatives, particularly corporate bonds, which are at or near historically tight spreads to U.S. Treasuries despite record issuance and rising credit concerns. Together, these favorable dynamics should be supportive of Agency MBS performance over the near to intermediate term and position AGNC to continue to deliver strong risk-adjusted returns for our stockholders.”
“AGNC’s 6.7% economic return on tangible common equity in the second quarter was comprised of $0.36 of dividends per common share and a $0.20 increase in tangible net book value per common share,” said Bernice Bell, the Company’s Executive Vice President and Chief Financial Officer. “Additionally, AGNC generated a 12.3% unannualized total stock return in the second quarter, with dividends reinvested, despite the significant volatility experienced by financial markets. AGNC’s net spread and dollar roll income per common share was $0.40 for the second quarter, a modest decrease of $0.02 per common share from the prior quarter. Finally, AGNC concluded the second quarter with tangible ‘at risk’ leverage of 7.4x and a substantial liquidity position of $7.5 billion of unencumbered cash and Agency MBS, representing 62% of our tangible equity at quarter end.”

AGNC Investment Corp.
July 20, 2026

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of June 30, 2026, the Company’s tangible net book value per common share was $8.58 per share, an increase of 2.4% for the quarter compared to $8.38 per share as of March 31, 2026. The Company’s tangible net book value per common share excludes $526 million, or $0.45 and $0.46 per share, of goodwill as of June 30 and March 31, 2026, respectively.

INVESTMENT PORTFOLIO
As of June 30, 2026, the Company’s investment portfolio totaled $97.2 billion, comprised of:
•$96.5 billion of Agency MBS and TBA securities, including:
◦$92.1 billion of fixed-rate securities, comprised of:
•$82.1 billion 30-year MBS,
•$9.5 billion 30-year TBA securities, net, and
•$0.5 billion 15 and 20-year MBS and TBA securities; and
◦$4.5 billion of collateralized mortgage obligations (“CMOs”), adjustable-rate and other Agency securities; and
•$0.7 billion of CRT and non-Agency securities and other mortgage credit investments.
As of June 30, 2026, 30-year fixed-rate Agency MBS and TBA securities represented 94% of the Company’s investment portfolio, unchanged from March 31, 2026.
As of June 30, 2026, the Company’s fixed-rate Agency MBS and TBA securities’ weighted average coupon was 5.04%, compared to 4.95% as of March 31, 2026, comprised of the following weighted average coupons:
•5.05% for 30-year fixed-rate securities;
•4.82% for 15-year fixed-rate securities; and
•3.74% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company’s financial statements. As of June 30, 2026, such positions had a fair value of $9.7 billion and a GAAP net carrying value of $52 million reported in derivative assets/(liabilities) on the Company’s balance sheet, compared to $9.5 billion and $(194) million, respectively, as of March 31, 2026.
CONSTANT PREPAYMENT RATES
The Company’s weighted average projected CPR for the remaining life of its Agency securities held as of June 30, 2026 decreased to 8.6% from 10.3% as of March 31, 2026. The Company’s weighted average actual CPR for the second quarter was 13.0%, compared to 13.2% for the prior quarter.
The weighted average cost basis of the Company’s investment portfolio was 100.7% of par value as of June 30, 2026. The Company’s investment portfolio generated net premium amortization cost of $(47) million, or $(0.04) per common share, for the second quarter, which includes a “catch-up” premium amortization cost of $(5) million, or less than $(0.01) per common share, due to changes in the Company’s CPR projections for certain securities acquired prior to the second quarter. This compares to net premium amortization cost for the prior quarter of $(52) million, or

AGNC Investment Corp.
July 20, 2026

$(0.05) per common share, including a “catch-up” premium amortization benefit of $5 million, or less than $0.01 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company’s average asset yield on its investment portfolio, excluding the TBA position, was 4.87% for the second quarter, compared to 4.95% for the prior quarter. Excluding “catch-up” premium amortization, the Company’s average asset yield was 4.89% for the second quarter, compared to 4.93% for the prior quarter. Including the TBA position and excluding “catch-up” premium amortization, the Company’s average asset yield for the second quarter was 4.89%, compared to 4.98% for the prior quarter.
For the second quarter, the weighted average interest rate on the Company’s repurchase agreements was 3.74%, compared to 3.79% for the prior quarter. For the second quarter, the Company’s TBA position had an implied financing cost of 3.46%, compared to 3.45% for the prior quarter. Inclusive of interest rate swaps, the Company’s combined weighted average cost of funds for the second quarter was 2.89%, compared to 2.92% for the prior quarter.
The Company’s annualized net interest spread, including the TBA position and interest rate swaps and excluding “catch-up” premium amortization, for the second quarter was 2.00%, compared to 2.06% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the second quarter of $0.40 per common share, compared to $0.42 per common share for the prior quarter. Net spread and dollar roll income excludes less than $(0.01) and less than $0.01 per common share of estimated “catch-up” premium amortization (cost) / benefit for the second quarter and prior quarter, respectively.
The Company’s cost of funds, net interest rate spread and net spread and dollar income excludes the impact of the Company’s U.S. Treasury hedges, option-based hedges, and other supplemental interest rate hedges. For additional information regarding the Company’s U.S. Treasury hedges, please refer to the schedule of Key Statistics included in this release.
A reconciliation of the Company’s total comprehensive income (loss) to net spread and dollar roll income and additional information regarding the Company’s use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
July 20, 2026

LEVERAGE
As of June 30, 2026, $79.5 billion of repurchase agreements and $9.7 billion of net TBA dollar roll positions (at cost) were used to fund the Company’s investment portfolio. The remainder, or approximately $10.3 billion, of the Company’s repurchase agreements was used to fund short-term purchases of U.S. Treasury securities (“U.S. Treasury Repo”) and is not included in the Company’s leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled investment securities, the Company’s tangible net book value “at risk” leverage ratio was 7.4x as of June 30, 2026, unchanged from the prior quarter. The Company’s average “at risk” leverage ratio for the second quarter was 7.4x tangible net book value, also unchanged from the prior quarter.
As of June 30, 2026, the Company’s repurchase agreements used to fund its investment portfolio (“Investment Securities Repo”) had a weighted average interest rate of 3.75%, compared to 3.77% as of March 31, 2026, and a weighted average remaining maturity of 13 days, compared to 20 days as of March 31, 2026. As of June 30, 2026, $42.4 billion, or 53%, of the Company’s Investment Securities Repo was funded through the Company’s captive broker-dealer subsidiary, Bethesda Securities, LLC.

HEDGING ACTIVITIES
As of June 30, 2026, interest rate swaps, U.S. Treasury positions, option-based hedges (swaptions), and other interest rate hedges equaled 73% of the Company’s outstanding balance of Investment Securities Repo, net TBA position, and other debt (collectively, “funding liabilities”), compared to 75% as of March 31, 2026. Excluding option-based hedges, the Company’s hedge portfolio covered 82% of its funding liabilities as of June 30, 2026, compared to 83% as of March 31, 2026.
As of June 30, 2026, the Company’s pay fixed interest rate swap position totaled $73.8 billion in notional amount, with an average fixed pay rate of 2.76%, an average floating receive rate of 3.68% and an average maturity of 4.0 years, compared to $76.5 billion, 2.67%, 3.68% and 4.1 years, respectively, as of March 31, 2026.
As of June 30, 2026, the Company had a net short U.S. Treasury position of $2.1 billion, receiver swaptions of $7.8 billion outstanding and a two-year swap equivalent long SOFR futures position of $2.6 billion outstanding, compared to a $5.4 billion net long U.S. Treasury position and net receiver swaptions of $7.0 billion as of March 31, 2026.

OTHER GAIN (LOSS), NET
For the second quarter, the Company recorded a net gain of $379 million in other gain (loss), net, or $0.33 per common share, compared to a net loss of $(433) million, or $(0.39) per common share, for the prior quarter. Other gain (loss), net for the second quarter was comprised of:
•$(16) million of net realized losses on sales of investment securities;
•$(90) million of net unrealized losses on investment securities measured at fair value through net income;
•$179 million of interest rate swap periodic income;
•$461 million of net gains on interest rate swaps;
•$(15) million of net losses on interest rate swaptions;

AGNC Investment Corp.
July 20, 2026

•$(4) million of net losses on SOFR futures;
•$(102) million of net losses on U.S. Treasury positions;
•$44 million of TBA dollar roll income;
•$(80) million of net mark-to-market losses on TBA securities; and
•$3 million of other interest income (expense), net; and
•$(1) million of other miscellaneous losses.

OTHER COMPREHENSIVE LOSS
During the second quarter, the Company recorded other comprehensive income (loss) of $(7) million, or $(0.01) per common share, consisting of net unrealized losses on its Agency securities recognized through OCI, compared to $(8) million, or $(0.01) per common share, in the prior quarter.
COMMON STOCK DIVIDENDS
During the second quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of April 30, May 29, and June 30, 2026, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the second quarter of 2026, the Company has declared a total of $16.3 billion in common stock dividends, or $50.80 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; economic interest income; economic interest expense; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
July 20, 2026

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $80,761, $77,364, $74,149, $68,821 and $67,375, respectively)	$86,784	$84,447	$81,003	$76,198	$73,232
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	—	—	85	88	91
Credit risk transfer securities, at fair value (including pledged securities of $525, $545, $558, $554 and $558, respectively)	573	593	606	609	613
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $8, $8, $13, $15 and $30, respectively)	94	93	95	97	109
U.S. Treasury securities, at fair value (including pledged securities of $11,295, $12,313, $13,056, $5,431 and $3,554, respectively)	12,325	12,582	13,477	5,927	3,565
Cash and cash equivalents	457	493	450	450	656
Restricted cash	1,329	1,864	1,292	1,461	1,216
Derivative assets, at fair value	260	178	169	145	155
Receivable for investment securities sold (including pledged securities of $201, $0, $149, $1,340 and $0, respectively)	401	—	152	1,502	—
Receivable under reverse repurchase agreements	18,433	17,644	16,615	21,399	21,362
Goodwill	526	526	526	526	526
Other assets (including pledged securities of $0, $0, $0, $74 and $0, respectively)	578	477	607	567	496
Total assets	$121,760	$118,897	$115,077	$108,969	$102,021
Liabilities:
Repurchase agreements	$89,808	$87,616	$85,286	$74,152	$69,153
Debt of consolidated variable interest entities, at fair value	—	—	56	58	60
Payable for investment securities purchased	312	933	193	1,225	392
Derivative liabilities, at fair value	137	440	6	87	106
Dividends payable	184	182	182	170	164
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	18,150	17,032	16,452	20,802	21,305
Accounts payable and other liabilities	626	513	509	1,031	494
Total liabilities	109,217	106,716	102,684	97,525	91,674
Stockholders’ equity:
Preferred Stock - aggregate liquidation preference of $2,033, $2,033, $2,033, $2,033 and $1,688, respectively	1,968	1,968	1,968	1,968	1,634
Common stock - $0.01 par value; 1,164.2, 1,147.8, 1,107.6, 1,072.7 and 1,041.7 shares issued and outstanding, respectively	12	11	11	11	10
Additional paid-in capital	19,830	19,656	19,261	18,892	18,575
Retained deficit	(8,929)	(9,123)	(8,524)	(9,038)	(9,422)
Accumulated other comprehensive loss	(338)	(331)	(323)	(389)	(450)
Total stockholders’ equity	12,543	12,181	12,393	11,444	10,347
Total liabilities and stockholders’ equity	$121,760	$118,897	$115,077	$108,969	$102,021

Tangible net book value per common share [1]	$8.58	$8.38	$8.88	$8.28	$7.81

AGNC Investment Corp.
July 20, 2026

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Interest income:
Interest income	$1,014	$1,050	$944	$903	$830
Interest expense	709	731	738	755	668
Net interest income	305	319	206	148	162
Other gain (loss), net:
Realized (loss) gain on sale of investment securities, net	(16)	74	(26)	(81)	(177)
Unrealized (loss) gain on investment securities measured at fair value through net income, net	(90)	(889)	475	805	270
Gain (loss) on derivative instruments and other investments, net	485	382	340	(36)	(367)
Total other gain (loss), net	379	(433)	789	688	(274)
Expenses:
Compensation and benefits	19	23	30	20	18
Other operating expense	11	11	11	10	10
Total operating expense	30	34	41	30	28
Net income (loss)	654	(148)	954	806	(140)
Dividend on preferred stock	44	44	46	42	38
Net income (loss) available (attributable) to common stockholders	$610	$(192)	$908	$764	$(178)

Net income (loss)	$654	$(148)	$954	$806	$(140)
Unrealized (loss) gain on investment securities measured at fair value through other comprehensive income (loss), net	(7)	(8)	66	61	48
Comprehensive income (loss)	647	(156)	1,020	867	(92)
Dividend on preferred stock	44	44	46	42	38
Comprehensive income (loss) available (attributable) to common stockholders	$603	$(200)	$974	$825	$(130)

Weighted average number of common shares outstanding - basic	1,157.6	1,122.6	1,089.3	1,053.0	1,017.3
Weighted average number of common shares outstanding - diluted	1,162.0	1,122.6	1094.6	1056.6	1017.3
Net income (loss) per common share - basic	$0.53	$(0.17)	$0.83	$0.73	$(0.17)
Net income (loss) per common share - diluted	$0.52	$(0.17)	$0.83	$0.72	$(0.17)
Comprehensive income (loss) per common share - basic	$0.52	$(0.18)	$0.89	$0.78	$(0.13)
Comprehensive income (loss) per common share - diluted	$0.52	$(0.18)	$0.89	$0.78	$(0.13)
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
July 20, 2026

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Comprehensive income (loss) available (attributable) to common stockholders	$603	$(200)	$974	$825	$(130)
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized (gain) loss on sale of investment securities, net	16	(74)	26	81	177
Unrealized (gain) loss on investment securities measured at fair value through net income, net	90	889	(475)	(805)	(270)
(Gain) loss on derivative instruments and other securities, net	(485)	(382)	(340)	36	367
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income:
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	7	8	(66)	(61)	(48)
Other adjustments:
Estimated ”catch up” premium amortization cost (benefit) due to change in CPR forecast [3]	5	(5)	7	14	(11)
TBA dollar roll income [4,5]	44	51	27	23	24
Interest rate swap periodic income, net [4,6]	179	182	217	245	282
Other interest income (expense), net [4,7]	3	6	9	7	(3)
Net spread and dollar roll income available to common stockholders	$462	$475	$379	$365	$388

Weighted average number of common shares outstanding - basic	1,157.6	1,122.6	1,089.3	1,053.0	1,017.3
Weighted average number of common shares outstanding - diluted	1,162.0	1,127.3	1,094.6	1,056.6	1,019.6
Net spread and dollar roll income per common share - basic	$0.40	$0.42	$0.35	$0.35	$0.38
Net spread and dollar roll income per common share - diluted	$0.40	$0.42	$0.35	$0.35	$0.38

AGNC Investment Corp.
July 20, 2026

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Adjusted net interest and dollar roll income:
Economic interest income:
Investment securities - GAAP interest income [8]	$1,014	$1,050	$944	$903	$830
Estimated “catch-up” premium amortization cost (benefit) due to change in CPR forecast [3]	5	(5)	7	14	(11)
TBA dollar roll income - implied interest income [4,9]	155	140	169	135	154
Economic interest income	1,174	1,185	1,120	1,052	973
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(709)	(731)	(738)	(755)	(668)
TBA dollar roll income - implied interest expense [4,10]	(111)	(89)	(142)	(112)	(130)
Interest rate swap periodic income, net [4,6]	179	182	217	245	282
Economic interest expense	(641)	(638)	(663)	(622)	(516)
Adjusted net interest and dollar roll income	$533	$547	$457	$430	$457

Net interest spread:
Average asset yield:
Investment securities - average asset yield	4.87%	4.95%	4.87%	4.83%	4.89%
Estimated “catch-up” premium amortization cost (benefit) due to change in CPR forecast	0.02%	(0.02)%	0.03%	0.08%	(0.06)%
Investment securities average asset yield, excluding “catch-up” premium amortization	4.89%	4.93%	4.90%	4.91%	4.83%
TBA securities - average implied asset yield [9]	4.87%	5.42%	4.91%	5.31%	5.14%
Average asset yield [11]	4.89%	4.98%	4.91%	4.95%	4.87%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	3.74%	3.79%	4.13%	4.43%	4.44%
TBA securities - average implied funding cost [10]	3.46%	3.45%	4.03%	4.31%	4.29%
Average cost of funds, before interest rate swap periodic income, net [11]	3.70%	3.75%	4.11%	4.42%	4.42%
Interest rate swap periodic income, net [12]	(0.81)%	(0.83)%	(1.01)%	(1.25)%	(1.56)%
Average total cost of funds [13]	2.89%	2.92%	3.10%	3.17%	2.86%
Average net interest spread	2.00%	2.06%	1.81%	1.78%	2.01%

AGNC Investment Corp.
July 20, 2026

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Investment securities: [8]
Fixed-rate Agency MBS, at fair value - as of period end	$82,334	$80,466	$77,483	$73,283	$71,104
Other Agency MBS, at fair value - as of period end	$4,450	$3,981	$3,605	$3,003	$2,219
Credit risk transfer securities, at fair value - as of period end	$573	$593	$606	$609	$613
Non-Agency MBS, at fair value - as of period end [14]	$24	$24	$25	$28	$43
Total investment securities, at fair value - as of period end	$87,381	$85,064	$81,719	$76,923	$73,979
Total investment securities, at cost - as of period end	$88,471	$86,058	$81,817	$77,563	$75,484
Total investment securities, at par - as of period end	$87,896	$84,847	$80,830	$76,625	$74,572
Average investment securities, at cost	$83,366	$84,814	$77,562	$74,783	$67,887
Average investment securities, at par	$82,557	$83,659	$76,647	$73,836	$66,876
TBA securities: [15]
Net TBA portfolio - as of period end, at fair value	$9,728	$9,548	$12,988	$13,841	$8,263
Net TBA portfolio - as of period end, at cost	$9,676	$9,742	$12,917	$13,805	$8,162
Net TBA portfolio - as of period end, carrying value	$52	$(194)	$71	$36	$101
Average net TBA portfolio, at cost	$12,729	$10,343	$13,764	$10,163	$11,996
Average repurchase agreements and other debt [16]	$75,070	$77,120	$69,943	$66,654	$59,469
Average stockholders’ equity [17]	$12,447	$12,405	$11,828	$10,732	$10,118
Tangible net book value per common share [1]	$8.58	$8.38	$8.88	$8.28	$7.81
Tangible net book value “at risk” leverage - average [18]	7.4:1	7.4:1	7.4:1	7.5:1	7.5:1
Tangible net book value “at risk” leverage - as of period end [19]	7.4:1	7.4:1	7.2:1	7.6:1	7.6:1

Key Performance Statistics:
Investment securities: [8]
Average coupon	5.14%	5.27%	5.19%	5.20%	5.14%
Average asset yield	4.87%	4.95%	4.87%	4.83%	4.89%
Average asset yield, excluding “catch-up” premium amortization	4.89%	4.93%	4.90%	4.91%	4.83%
Average coupon - as of period end	5.05%	5.25%	5.19%	5.17%	5.14%
Average asset yield - as of period end	4.91%	4.93%	4.93%	4.94%	4.92%
Average actual CPR for securities held during the period	13.0%	13.2%	9.7%	8.3%	8.7%
Average forecasted CPR - as of period end	8.6%	10.3%	9.6%	8.6%	7.8%
Total premium amortization benefit (cost)	$(47)	$(52)	$(51)	$(57)	$(30)
TBA securities:
Average coupon - as of period end [20]	4.89%	4.11%	4.98%	5.11%	5.22%
Average implied asset yield [9]	4.87%	5.42%	4.91%	5.31%	5.14%
Combined investment and TBA securities - average asset yield, excluding “catch-up” premium amortization [11]	4.89%	4.98%	4.91%	4.95%	4.87%
Cost of funds: [13]
Repurchase agreements - average funding cost	3.74%	3.79%	4.13%	4.43%	4.44%
TBA securities - average implied funding cost [10]	3.46%	3.45%	4.03%	4.31%	4.29%
Interest rate swaps - average periodic income [12]	(0.81)%	(0.83)%	(1.01)%	(1.25)%	(1.56)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic income, net [11]	2.89%	2.92%	3.10%	3.17%	2.86%
Repurchase agreements - average funding cost as of period end	3.75%	3.77%	3.98%	4.38%	4.49%
Interest rate swaps - average net pay/(receive) rate as of period end [21]	(0.92)%	(1.01)%	(1.29)%	(1.76)%	(2.34)%
Net interest spread:
Combined investment and TBA securities average net interest spread, excluding “catch-up” premium amortization	2.00%	2.06%	1.81%	1.78%	2.01%
Expenses % of average stockholders’ equity - annualized	0.96%	1.10%	1.39%	1.12%	1.11%
Economic return (loss) on tangible common equity - unannualized [22]	6.7%	(1.6)%	11.6%	10.6%	(1.0)%

AGNC Investment Corp.
July 20, 2026

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Key Interest Rate Hedge Statistics
Interest rate swaps:
Average interest rate swaps, notional amount (excluding forward starting swaps), net	$75,216	$71,607	$59,863	$45,656	$45,849
Average pay-fixed rate	2.71%	2.65%	2.56%	2.25%	1.94%
Average receive-floating rate	3.65%	3.67%	3.98%	4.35%	4.38%
U.S. Treasury securities:
Average short U.S. Treasury securities, at cost	$16,939	$16,772	$18,414	$21,466	$19,754
Average short U.S. Treasury securities yield	4.23%	4.25%	4.18%	4.21%	4.16%
Average long U.S. Treasury securities, at cost	$12,370	$12,033	$12,964	$4,749	$2,044
Average long U.S. Treasury securities yield	3.70%	3.71%	3.74%	4.01%	4.45%
U.S. Treasury futures:
Average short U.S. Treasury futures, at cost	$4,006	$3,210	$1,901	$1,834	$1,208
Average short U.S. Treasury futures implied yield [23]	4.73%	4.64%	4.71%	4.60%	4.53%
Average long U.S. Treasury futures, at cost	$9,917	$11,147	$708	$—	$—
Average long U.S. Treasury futures implied yield [23]	3.89%	3.71%	3.92%	—%	—%
Average reverse repurchase agreement rate	3.63%	3.68%	4.00%	4.34%	4.33%

*Except as noted below, average numbers for each period are weighted based on days on the Company’s books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.
3.“Catch-up” premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
4.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
5.Dollar roll income represents the price differential, or “price drop,” between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
6.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees, mark-to-market adjustments and price alignment interest income (expense) on margin deposits.
7.Other interest income (expense), net includes interest income on cash and cash equivalents, price alignment interest income (expense) on margin deposits, and other miscellaneous interest income (expense).
8.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
9.The average implied asset yield and associated gross income for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 10) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 5) by the average net TBA balance (cost basis) outstanding for the period.
10.The implied funding cost/benefit of TBA dollar roll transactions is determined using the “price drop” (Note 5) and market-based assumptions regarding the “cheapest-to-deliver” collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for TBA transactions represents the Company’s long TBA position only, weighted based on the Company’s daily average long TBA position outstanding for the period.
11.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
12.Represents interest rate swap periodic cost/income measured as a percent of total mortgage funding (Investment Securities Repo, other debt and net TBA securities (at cost)).
13.Cost of funds excludes U.S. Treasury, option-based, and other supplemental hedges used to hedge a portion of the Company’s interest rate risk and U.S. Treasury Repo.
14.Non-Agency MBS, at fair value, excludes $70 million, $69 million, $70 million, $69 million and $66 million of other mortgage credit investments held as of June 30 and March 31, 2026 and December 31, September 30 and June 30, 2025, respectively.
15.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.

AGNC Investment Corp.
July 20, 2026

16.Average repurchase agreements and other debt excludes U.S. Treasury Repo.
17.Average stockholders’ equity calculated as the average month-ended stockholders’ equity during the quarter.
18.Average tangible net book value “at risk” leverage during the period was calculated by dividing the sum of the daily weighted average Investment Securities Repo, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders’ equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
19.Tangible net book value “at risk” leverage as of period end was calculated by dividing the sum of the amount outstanding under Investment Securities Repo, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders’ equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
20.Average TBA coupon is for the long TBA position only.
21.Includes forward starting swaps not yet in effect as of reported period-end.
22.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
23.The implied yields for Treasury futures are calculated based on the “cheapest-to-deliver” security that can be delivered to satisfy the futures contract identified at the time the futures contract was initiated using data sourced from a third-party model.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 21, 2026 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available in the Investors section of the Company’s website at www.AGNC.com. Select the Q2 2026 Stockholder Presentation link to download the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on July 21, 2026. In addition, there will be a phone recording available one hour after the call on July 21, 2026 through August 4, 2026. Those who are interested in hearing the recording of the presentation, can access it by dialing (855) 669-9658 (U.S. domestic) or (412) 317-0088 (international), passcode 8844707.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
Founded in 2008, AGNC Investment Corp. (Nasdaq: AGNC) is a leading investor in Agency residential mortgage-backed securities (Agency MBS), which benefit from a guarantee against credit losses by Fannie Mae, Freddie Mac, or Ginnie Mae. We invest on a leveraged basis, financing our Agency MBS assets primarily through repurchase agreements, and utilize dynamic risk management strategies intended to protect the value of our portfolio from interest rate and other market risks.
AGNC has a track record of providing favorable long-term returns for our stockholders through substantial monthly dividend income, with over $16 billion of common stock dividends paid since inception. Our business is a significant source of private capital for the U.S. residential housing market, and our team has extensive experience managing mortgage assets across market cycles.

AGNC Investment Corp.
July 20, 2026

We use our website (www.AGNC.com) and AGNC’s LinkedIn and X accounts to distribute information about the Company. Investors should monitor these channels in addition to our press releases, filings with the U.S. Securities and Exchange Commission (“SEC”), public conference calls and webcasts, as information posted through them may be deemed material. Our website, alerts and social media channels are not incorporated by reference into, and are not a part of, this document or any report filed with the SEC. To learn more about The Premier Agency Residential Mortgage REIT, please visit www.AGNC.com, follow us on LinkedIn and X, and sign up for Investor Alerts.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company’s assets; general economic or geopolitical conditions; liquidity and other conditions in Agency MBS and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company’s results of operations discussed in this release include certain non-GAAP financial information, including “net spread and dollar roll income”; “economic interest income” and “economic interest expense”; and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as “cost of funds” and “net interest spread.”
Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures), (ii) exclude retrospective “catch-up” adjustments to premium amortization cost due to changes in projected CPR estimates and (iii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net spread and dollar roll income available to common stockholders represents net interest income/expense (GAAP measure) adjusted to exclude retrospective “catch-up” adjustments to premium amortization cost due to changes in projected CPR estimates and to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/

AGNC Investment Corp.
July 20, 2026

expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure).
By providing users of the Company’s financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company’s management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company’s current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income in its non-GAAP measures is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measures, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. Finally, the Company believes the exclusion of “catch-up” adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such “catch-up” cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio.
However, because such measures are incomplete measures of the Company’s financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
A reconciliation of GAAP comprehensive income (loss) to non-GAAP “net spread and dollar roll income” is included in this release.